UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2006

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Common Stock and Warrant Investment:

On January 4, 2006, the Company entered into a Securities Purchase Agreement with Portside Growth and Opportunity Fund ("Portside") and completed the sale of 312,500 shares of Common Stock (the "Shares") and a Warrant ("Portside Warrant") to purchase 218,750 shares of Common Stock (the "Warrant Shares") on the same terms as the Company's recently completed sale of $3,255,000 of Common Stock and Warrants (the "Offering"). The purchase price was equal to $1.20 per share, for a total purchase price of $375,000 ("Purchase Price"). The Portside Warrant has an exercise price of $1.44 per share, a term of five and one-half years, and is not exercisable for the first six months.

The Company also entered into a Registration Rights Agreement with Portside which requires the Company to file a Registration Statement with the Securities and Exchange Commission that includes the Shares and the Warrant Shares within thirty days after the closing date (the "Closing Date") of the Offering and to use its best efforts to have the Registration Statement declared effective within 90 days after the filing date (the "Effectiveness Deadline"). If the Registration Statement is not filed within said 30 day period, or is not declared effective by the SEC by the later of (i) the Effectiveness Deadline, or (ii) if the SEC decides to conduct a "full review" of the Company's filings, 120 days after the Closing Date, then the Company shall pay the holders of the Shares and Warrant Shares an amount in cash equal to 1% of the Purchase Price for each subsequent 30-day period, up to a maximum of 5%.

If a Registration Statement covering the Warrant Shares is not available for the resale of such Warrant Shares after the Effectiveness Deadline, then Portside will have the right to exercise the Portside Warrant through a "cashless" exercise in which Portside will be issued a net number of Warrant Shares based on the relationship of the exercise price to the market price at the time of exercise.

Item 3.02 Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, the Company issued 312,500 shares of Common Stock and a Warrant to purchase 218,750 shares of Common Stock to Portside Growth and Opportunity Fund. The Warrants have an exercise price of $1.44 per share and a term of five and one-half years. This transaction was exempt under Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

January 10, 2006	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer